EX-35.1
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Officer's Certificate



The following shall certify, to the best of my knowledge, that (1) a review of the activities of the Servicer during the preceding fiscal year under this Agreement has been made under the supervision of an officer of Indymac Bank, Inc., and that (2) Indymac Bank, Inc acting as Servicer, has fulfilled all of its obligations under this Agreement for the period covered by the related Form 10-K Annual Report.



By: /s/ Robert M. Abramian
Robert M. Abramian
First Vice President
Home Loan Servicing
Investor Reporting
Indymac Bank



Prepared for:    Wells Fargo Bank

Date:            February 29, 2008

Ref:             Exhibit A



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Exhibit A


ACE 2006-SD3 11/30/06                458
ALLIANCE 2007-0A1 08-01-07          4180
ARMT 2007-2 05/31/07                4158
ARMT 2007-3 (12/21/07)              4207
BAFC 2006-D 04/28/06                 235
BAFC 2006-H 9/29/06                  378
BAYVIEW 2006-A 02/08/06              918
BCAP 2006-AA2 11/30/2006             457
BSALTA 2006-1 1/30/06                902
BSALTA 2006-4 6/30/06                921
BSALTA 2006-5 7/28/06                141
BSALTA 2006-8 12/28/06              4111
CS ARMT 2007-1 02/28/07             4130
CSAB 2006-3 10/31/2006               440
CSAB 2007-1 05/04/07                4161
CSMC 2006-8 09/29/06                 379
CSMC 2006-9 10/30/2006               442
CSMC 2007-1 01/30/2007              4117
CSMC 2007-2 02/28/07                4128
CSMC 2007-3 03/29/07                4143
CSMC 2007-4 05/30/07                4167
CSMC 2007-6 (09/28/07)              4195
CSMC 2007-7 (12-07-07)              4206
DBALT 2006-AF1 03-31-06              223
DBALT 2006-AR1 1/31/06               840
DBALT 2006-AR5 10/30/06              297
DBALT 2006-AR6 12/15/06             4101
DBALT 2007-2 08/31/07               4189
DBALT 2007-AB1 04/13/07             4151
DBALT 2007-AR1 1/31/07              4114
DBALT 2007-AR2 02/28/07             4131
DBALT 2007-AR3 4/30/07              4149
DBALT 2007-BAR1 02/28/07            4122



www.imb.com

155 North Lake Avenue. Pasadena. CA 91101
Toll: 800.669.2300


(page)


(logo) IndymacBank


Exhibit A


DBALT 2007-0A2 03/30/07             4141
DBALTA 2006-AR 2 6/30/06             807
GSAA 2006-17 10/30/06                296
GSAA 2006-20 12/29/06               4106
GSAA 2007-3 02/23/07                 446
GSAA 2007-4 03/30/07                4144
GSAMP 2006-S4 (6-9-06)               278
GSR 2006-0A1 8/24/06                 159
GSR 2006-10F 12/29/06               4104
GSR 2006-1F 1/30/06                  849
GSR 2006-2F                          213
GSR 2006-3F 03-30-06                 214
GSR 2006-5F 5/26/06                  219
GSR 2006-6F (GS) 6/30/06             809
GSR 2007-AR2 05/24/07               4154
GSR 2007-OA2 (10-29-07)             4199
HARBORVIEW 2006-14 12/22/06         4102
HARBORVIEW 2006-2                    231
HARBORVIEW 2006-6 6/30/06            808
HARBORVIEW 2006-8 (GW) 8/30/06       199
HARBORVIEW 2007-7 (10-2-07)         4194
JPALT 2006-S4 11/29/06               456
JPMMT 2006-S4 12/21/06              4105
JPMMT 2007-S2 05/30/07              4153
LUMINENT 12MAT CONDUIT WLS 12/27/06 5001
LUMINENT 2006-3 (4-28-06)            233
LUMINENT 2006-5 (6-29-06)            287
LUMINENT 2006-6 092806               430
LUMINENT 2006-7 12/14/2006          4110
LUMINENT 2007-1 01/31/07            4115
LUMINENT 2007-2 04/27/07            4159
LUMINENT CONDUIT 12MAT WLS 11/27/06  454
MALT 2006-3 (6-30-06)                285


www.imb.com

155 North Lake Avenue. Pasadena, CA 91101
Toll: 800.669.2300


(page)


(logo) IndymacBank


Exhibit A


MANA 2007-F1 03/23/07             4132
MANA 2007-OAR2 03/30/07           4140
MANA 2007-OAR4 08/10/07           4185
MARM 2006-0A2 11/15/06             178
MARM 2007-1 1/16/2007             4113
MARM 2007-2 02/27/07              4134
MARM 2007-3 05/15/07              4155
MASTR 2006-1 03-29-06              229
MLMBS 2007-1 03/30/07             4147
MLMBS 2007-3 07/30/07             4184
MLMI 2006-F-1 09/29/06             432
MSM 2006-17XS 12/28/06            4103
MSM 2007-12 07/31/07              4175
MSM 2007-14AR (10/31/07)          4198
MSM 2007-15AR (11/30/07)          4201
MSM 2007-1XS 1/31/2007            4118
MSM 2007-2AX 01/31/2007           4116
MSM 2007-3XS 02/28/07             4126
MSM 2007-5AX 02/28/07             4121
SOUNDVIEW 2007-2 (10/12/07)       4196



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155 North Lake Avenue. Pasadena. CA 91101
Toll: 800.669.2300